UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017

PACIFIC SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-34379	41-2190974
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

123 West Nye Lane, Suite 129, Carson City, Nevada 89706

(Address of principal executive offices)

(905) 833-9845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Simmonds

Effective January 18, 2017, the Board appointed John Simmonds as a Director on the Board of Directors.

John G. Simmonds, Age 65. Mr. Simmonds began his career with A.C. Simmonds & Sons Limited, a company founded by his grandfather in 1918. Mr. Simmonds has served as Chairman and Director of numerous public companies and has extensive experience in building teams and operating companies. In 1979, Mr. Simmonds started Midland Canada as a division of AC Simmonds and Sons, a family business, which he sold in 1987 to Glenayre (GLN:TSX) for $13 Million. In 1988, Mr. Simmonds took control of GLN, which he then sold to Trans Canada glass (TCG:TSX) in 1989 for $130 Million. Mr. Simmonds bought Cherry Downs, a golf course located in Pickering, Ontario, in 1989 and thereafter acquired four more golf courses. In 1993, he vended all 5 golf courses, known as ClubLink, to Sindor Resources and then acquired Midland International in Kansas City for $8.3 Million from Sears. Mr. Simmonds completed a RTO of Intek Diversified (IDCC:NASDAQ) in 1994. From 1995 to 1996, Mr. Simmonds vended in several wireless businesses including Midland International into IDCC and merged with Securicor Communications giving Securicor PLC control of IDCC. Thereafter, he acquired Kinghaven, a 300 acre farm, in partnership with Clublink to build a new golf course in King City, Ontario with an equestrian theme. In 2002, Mr. Simmonds acquired Tioga Park, a quarter horse race track along with 30 other pieces of property in up-state New York. Mr Simmonds partnered with Jeff Gural in 2003 to form American Racing Corporation, in order to build Tioga Downs. In 2003, he was appointed Chairman and CEO of Wireless Age Communications Inc. which completed an RTO into a company trading under new symbol WLSA:OTC NASDAQ. Mr. Simmonds’ company, American Racing Corp., acquired Vernon Downs and established a casino at the race track in 2004. Thereafter, he took over operational control of Minacs (MXW:TSX ) which was subsequently sold for over $200 Million. In 2005, he directed the merger of Wireless Age Communications Inc. with MM Wave, a private company, and resigned as Chairman and CEO. After MM Wave went bankrupt in 2007, Mr. Simmonds came back to take control of Wireless Age Communications Inc. Mr. Simmonds sold out of American Racing Corporation in 2008, sold Wireless Age Communications Inc. in 2009 and founded Vertility Group of Companies in 2010.

The Company has determined that Mr. Simmonds’ extensive experience in business has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Software, Inc.

Date: January 19, 2017	By: /s/ HARRYSEN MITTLER
Harrysen Mittler
President